EXHIBIT 99.1

Insmed Patent Litigation Verdict Announced

RICHMOND, Va. (Dec. 6, 2006) – Insmed, Inc. (NASDAQ:INSM) announced today that the company was found by a jury in the U.S. District Court for the Northern District of California to have infringed on patents held by Genentech, Inc. and Tercica, Inc.

After an 11-day jury trial and 7 days of deliberations, the Oakland, California jury today rendered the following verdict in the patent infringement lawsuit filed by Genentech, Inc. and Tercica, Inc. against Insmed and two of its subsidiaries, Insmed Therapeutic Proteins, Inc. and Celtrix Pharmaceuticals, Inc.

The jury found Insmed infringed U.S. Patent No. 5,258,287. The jury did not find the infringement to be willful.

The jury found Insmed infringed U.S. Patent 5,187,151. The jury found the infringement to be willful.

The jury upheld the validity of U.S. Patent 6,331,414. Previously, the Court found that Insmed infringed this patent. The jury did not find the infringement to be willful.

The jury awarded damages of $7.5 million as an upfront payment and a royalty of 15% for sales below $100 million and 20% for sales above $100 million.

The lawsuit centers around Iplex (rhIGF-I/rhIGFBP-3), Insmed’s IGF-1 therapy, approved by the FDA to treat children with severe short stature.

Geoffrey Allan, Ph.D., President and CEO of Insmed, Inc. said, “The Company is reviewing the decision and assessing our options, including post-trial motions and an appeal.”

About Insmed

Insmed, Incorporated is a biopharmaceutical company focused on the development and commercialization of drugs for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

About IPLEXtm

IPLEXtm is approved in the United States as the only once daily treatment for children with short stature associated with severe primary IGF-I deficiency (Primary IGFD). IPLEXtm, a complex of recombinant human IGF-I and its binding protein IGFBP-3 (rhIGF-I/rhIGFBP-3), is the only FDA-approved IGF-I replacement therapy that also replaces deficient IGFBP-3 in these patients. The drug, which was launched in the second quarter of 2006, is also being investigated for various other indications with unmet medical needs, including severe insulin resistance, myotonic muscular dystrophy and HIV Associated Adipose Redistribution Syndrome (HARS). For more information about IPLEXtm please go to www.go-IPLEX.com.

Forward Looking Statements

About Insmed

Insmed, Incorporated is a biopharmaceutical company focused on the development and commercialization of drugs for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

About IPLEXtm

IPLEXtm is approved in the United States as the only once daily treatment for children with short stature associated with severe primary IGF-I deficiency (Primary IGFD). IPLEXtm, a complex of recombinant human IGF-I and its binding protein IGFBP-3 (rhIGF-I/rhIGFBP-3), is the only FDA-approved IGF-I replacement therapy that also replaces deficient IGFBP-3 in these patients. The drug, which was launched in the second quarter of 2006, is also being investigated for various other indications with unmet medical needs, including severe insulin resistance, myotonic muscular dystrophy and HIV Associated Adipose Redistribution Syndrome (HARS). For more information about IPLEXtm please go to www.go-IPLEX.com.

Forward Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to management’s beliefs, plans or objectives for the Company’s future operations and financial performance as a result of the court finding against the Company in the litigation described above, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation the inherent uncertainties associated with the appeal process, consumer reactions to the outcome of the litigation described above, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

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Contact:

Corporate

Jody LoMenzo

Insmed, Incorporated

804-565-3041 or

804 248-4384

Jlomenzo@insmed.com

Investor Relations

Tim Ryan

The Trout Group

646-378-2924 or

646-646-342-6199